COLLATERAL ASSIGNMENT OF MANAGEMENT CONTRACT

Dated: July 19, 2010

WHEREAS, G&E HC REIT II LACOMBE MOB, LLC, a Delaware limited liability company (“Lacombe”), GRUBB & ELLIS HEALTHCARE REIT II HOLDINGS, LP, a Delaware limited partnership, and G&E HC REIT II PARKWAY MEDICAL CENTER, LLC, a Delaware limited liability company (together with each other party which becomes a borrower under the Credit Agreement [as defined below], individually and collectively, the “Additional Borrower”; the Additional Borrower together with Lacombe are referred to herein individually and collectively as the “Borrower”), BANK OF AMERICA, N.A., a national banking association (the “Administrative Agent”), as agent for the other lending institutions which become parties to the Credit Agreement (individually and collectively referred to herein as the “Lenders”), and the Lenders are entering into that certain Credit Agreement dated as of the date hereof (as it may hereafter be modified, supplemented, restated, extended or renewed and in effect from time to time, the “Credit Agreement”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms under the Credit Agreement.

WHEREAS, Lacombe has entered into a certain Management Agreement dated as of February 25, 2010, with GRUBB & ELLIS EQUITY ADVISORS, PROPERTY MANAGEMENT, INC., a Delaware corporation (the "Property Manager”; Lacombe and the Property Manager are hereinafter, as applicable, referred to collectively as the “Assignor”) relative to the operation and management of the certain property more thoroughly described therein (the “Property”) (hereinafter, as such may be amended from time to time, the “Property Management Contract”); and

WHEREAS, the Property Manager has entered into a certain Sub-Management Agreement and Property Addendum each dated as of April   , 2010, with Property One, Inc., a Louisiana corporation (the "Sub-Manager”; the Property Manager and the Sub-Manager are hereinafter, as applicable, collectively and individually referred to as the “Manager”), relative to the operation and management of the Property (hereinafter, as such may be amended from time to time, the "Sub-Management Contract”; the Property Management Contract and the Sub-Management Contract are hereinafter, as applicable, collectively and singly referred to as the “Management Contract”); and

WHEREAS, as one of the conditions to establishing the Loan, the Administrative Agent and the Lenders have required the execution and delivery of this Collateral Assignment of Management Contract by the Assignor to the Administrative Agent on behalf of the Lenders (this "Assignment”), such assignment being given to secure the Borrower’s obligations established under the Loan Documents.

NOW THEREFORE and in consideration of the above, and of mutual covenants contained herein and benefits to be derived herefrom, the parties hereto agree as follows:

1. To secure the prompt, punctual, and faithful payment and performance of the obligations of the Borrower to the Administrative Agent and each Lender arising under the Loan Documents, the Assignor hereby assigns to the Administrative Agent, on behalf of the Lenders, all rights of the Assignor under the Management Contract.

2. This Assignment is an assignment only of all of the rights which the Assignor may now or at any time hereafter have under, pursuant, or in respect of the Management Contract. The Administrative Agent and the Lenders shall not be deemed by virtue of this Assignment to have assumed any of the obligations of the Assignor under the Management Contract, each of which obligations the Assignor covenants and agrees with the Administrative Agent and the Lenders to perform and observe as if this Assignment had not been made. The Administrative Agent and the Lenders are not under any liability of any kind to the Manager under, pursuant to, or in respect of, the Management Contract, or by reason of any services furnished by the Manager to or for the account or benefit of the Assignor. By acceptance hereof, the Administrative Agent on behalf of the Lenders agrees not to exercise any rights under this Assignment except upon the occurrence of an Event of Default. The Assignor and the Manager may rely conclusively upon any written notice given by the Administrative Agent to the Assignor or the Manager of the occurrence of such an Event of Default. Upon and after the giving of such notice, and until further written notice from the Administrative Agent to the Assignor or the Manager, the Administrative Agent may (but shall not be obligated to) exercise all rights granted the Administrative Agent on behalf of the Lenders under this Assignment.

3. The Assignor and the Manager (by its assent hereto) represent and warrant that the Management Contract is in full force and effect and that there are no defaults under the Management Contract by any party thereto, and the Assignor represents and warrants that the Assignor has not made and will not make any other assignment thereof.

4. The Assignor and the Manager (by its assent hereto) covenant and agree that, except upon the prior written consent of the Administrative Agent on behalf of the Lenders in each instance, the Assignor and the Manager will not amend, change, modify or terminate the Management Contract.

5. Any action or proceedings to enforce this Assignment may be taken by the Administrative Agent on behalf of the Lenders either in its name or in the name of the Assignor, as the Administrative Agent may deem necessary.

6. The Manager has assented to this Assignment and hereby acknowledges this Assignment of the Management Contract to the Administrative Agent on behalf of the Lenders, and consents thereto. The Manager agrees that it will furnish to the Administrative Agent copies of all written notices given to the Assignor with respect to any default of the Assignor thereunder, simultaneously with the giving of such notice to the Assignor, and anything in the Management Contract to the contrary notwithstanding, agrees that the Administrative Agent on behalf of the Lenders shall have a reasonable opportunity to cure any such default. The Manager further agrees that it will accept any such performance by the Administrative Agent which cures such default. So long as the Administrative Agent commences to cure or causes to be cured any such default, and the elimination of any such default is carried on with due diligence, the Manager will continue to fully meet its obligations under the Management Contract to the end that there shall be no interruption of the work called for thereby.

7. The Manager (by its assent hereto) agrees that unless the Administrative Agent expressly assumes the obligations of the Assignor under the Management Contract, neither the Administrative Agent nor any Lender shall be deemed to have assumed any of the obligations of the Assignor under the Management Contract, nor shall the Administrative Agent or any Lender be under any liability of any kind to the Manager under the Management Contract or by reason of any services furnished by the Manager to or for the account or benefit of the Assignor, including specifically, but without limitation, for the payment of all or any portion of the Leasing Fee (as such term is defined in the Property Management Contract), the payment of which, if due at any time, shall be the sole and exclusive obligation of the Assignor. This Assignment does not release or affect in any way the obligations of the Assignor to the Manager.

8. The Manager agrees to promptly, punctually and faithfully perform the responsibilities of the Manager in accordance with the Management Contract. Notwithstanding the terms and provisions of the Management Contract, in the event the Assignor defaults thereunder, the Manager shall be obligated to continue to fully meet its obligations under the Management Contract without any further right to any payment for services rendered in connection with the operation of the Property. Further, regardless of such election by the Administrative Agent on behalf of the Lenders, the Manager agrees that the Administrative Agent and/or any Lender shall not be under any liability to the Manager by reason of any services rendered by the Manager to or for the account or benefit of the Assignor, whether prior to or after the date of such election by the Administrative Agent.

9. The rights of the Administrative Agent hereunder may be fully exercised by the Administrative Agent’s designee or assignee. Further, upon the assignment by the Administrative Agent or any Lender of its rights hereunder, the Administrative Agent and/or such Lender shall be automatically released from any liability of any nature whatsoever hereunder or under the Management Contract.

10. Upon written notice from the Administrative Agent on behalf of the Lenders to the Manager of the occurrence of an Event of Default, the Manager agrees that:

(i)	all payments to be made to the Manager under the Management Contract shall cease until the Event of Default is cured and the Manager receives written notice from the Administrative Agent on behalf of the Lenders that it may resume receiving said payments;

(ii)	all of the Manager’s rights to payment, and all other rights, remedies, powers, privileges and discretions as set forth in the Management Contract, shall be subject to and subordinate to prior payment and satisfaction in full of the obligations of the Borrower to the Administrative Agent and Lenders under the Loan Documents;

(iii)	any and all amounts which are collected, enforced or received by the Manager shall be held by the Manager as trustee for the Administrative Agent and the Lenders and shall be paid over to the Administrative Agent on account of the obligations of the Borrower to the Administrative Agent and the Lenders under the Loan Documents; and

(iv)	the Administrative Agent may terminate the Management Contract without being subject to any termination fee, penalty, fine or assessment whatsoever.

11. This Assignment shall be governed by and construed in accordance with the laws of the State of Illinois and any applicable laws of the United States of America, without regard to principles of conflicts of law.

12. This Assignment may be executed in multiple counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same agreement. For purposes of executing this Assignment, any signed document transmitted by facsimile or e-mail transmission (in either case, a “Fax”), shall be considered an original signature. Any such Fax document shall be considered to have the same binding legal effect as an original document.

13. To the maximum extent permitted by law, the parties agree that all actions or proceedings arising in connection with this Assignment shall be tried and determined only in the State and Federal courts located in Chicago, Cook County, Illinois. To the maximum extent permitted by law, each party hereby expressly waives any right it may have to assert the doctrine of forum non conveniens or to object to venue to the extent any proceeding is brought in accordance with this Paragraph 13.

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It is intended that this Assignment take effect as a sealed instrument as of the date first above written.

ASSIGNOR:

LACOMBE:

G&E HC REIT II LACOMBE MOB, LLC,
a Delaware limited liability company

By: GRUBB & ELLIS HEALTHCARE REIT II HOLDINGS, LP

a Delaware limited partnership, its sole Member

By: GRUBB & ELLIS HEALTHCARE REIT II, INC.,

a Maryland corporation, its general partner

By: /s/ Shannon K S Johnson
Name: Shannon K S Johnson
Title: Chief Financial Officer

The address of the Lacombe is:

c/o Grubb & Ellis Equity Advisors, LLC

1551 North Tustin Avenue, Suite 300
Santa Ana, California 92705

PROPERTY MANAGER:

GRUBB & ELLIS EQUITY ADVISORS,
PROPERTY MANAGEMENT, INC.,
a Delaware corporation

By: /s/ Jeffrey T. Hanson
Name: Jeffrey T. Hanson
Title: President

The address of the Property Manager is:

c/o Grubb & Ellis Equity Advisors, LLC

1551 North Tustin Avenue, Suite 300
Santa Ana, California 92705

SUB-MANAGER:

PROPERTY ONE, INC.,

a Louisiana corporation

By: /s/ Paul Dastugue
Name: Paul Dastugue
Title: President

The address of the Sub-Manager is:

4141 Veterans Boulevard, Suite 300
Metairie, Louisiana 70002
Attention: Paul Dastugue, President

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A.,

as Administrative Agent and as a Lender

By: /s/ Christopher A. Thangaraj
Name: Christopher A. Thangaraj
Title: Vice President

The address of the Administrative Agent is:

135 South LaSalle Street, 12th Floor
Chicago, Illinois 60603
Attention: Michelle Herrick